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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-06027) of our reports dated March 16, 1995, February 9, 1995, March 29, 1996, and April 9, 1996. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Coopers & Lybrand L.L.P.

Orlando, Florida

July 30, 1996